UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 10, 2012 (July 10, 2012)

SHOSHONE SILVER/GOLD MINING COMPANY
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-31184
(Commission File No.)

5968 N. Government Way #305
Coeur d'Alene, Idaho 83815
(Address of principal executive offices and Zip Code)

(843) 715-9504
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR AMENDMENT

This Form 8-K is being amended to reflect the date that the Scott Beggs’ agreement was discovered by the current board of directors.  The date of discovery was on or about April 18, 2012 and not January 1, 2012.

ITEM 8.01         OTHER EVENTS.

On or about April 18, 2012, we discovered the existence of an agreement dated July 5, 2011, purportedly executed by one Scott Beggs and Carol Stephens as "our duly authorized representative".  The agreement was not executed by Ms. Stephens as an officer or as a director.  The agreement purports to retain Mr. Beggs as our controller.  At the time of the execution of the agreement, Ms. Stephens held the position of secretary and was a member of our board of directors.  Ms. Stephens at no time had authority to enter into any agreements on our behalf with anyone and did not possess any authority to do so.  Further, the foregoing agreement with Mr. Beggs was never ratified or approved by our board of directors or our shareholders.  Accordingly, we hereby give notice to the world that the foregoing agreement was never our obligation; we do not recognize it as our obligation; and, we deem it void and unenforceable as to us.  Should anyone attempt to enforce the foregoing agreement against us, we intend to defend the action vigorously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 10th day of July 2012.

SHOSHONE SILVER/GOLD MINING COMPANY

BY:	JOHN RYAN
John Ryan
Treasurer and Chief Financial Officer